UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: August 17, 2011
(Date of earliest event reported)

Multiband Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

9449 Science Center Drive, New Hope, Minnesota 55428
(Address of principal executive offices, including zip code)

(763) 504-3000
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Multiband Corporation (the “Company”) is filing this Amendment No. 1 to the Current Report on Form 8-K/A (the “Amendment”), which was originally filed with the U.S. Securities and Exchange Commission on August 24, 2011 (the “Original Form 8-K”).  The Company filed the Original Form 8-K to report, among other things, its entry (through a wholly-owned subsidiary) into a master system operator agreement (the “Agreement”) with DIRECTV, Inc. on August 22, 2011.  The purpose of this Amendment is to file a copy of the Agreement.  The Company is not making any other changes to the Original Form 8-K.

Item 1.01: Entry into a Material Definitive Agreement.

As previously disclosed in the Original Form 8-K, on August 23, 2011, the Company issued a press release announcing that on August 22, 2011 it had entered into the Agreement with DIRECTV to provide operator support services to DIRECTV system operators across the country.  The description of the Company’s and DIRECTV’s rights and obligations under the Agreement previously included under Item 1.01 in the Original Form 8-K is hereby incorporated by reference, however, such description does not purport to be complete and is qualified in its entirety by reference to the copy of the Agreement which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Master System Operator Agreement by and between the Company and DIRECTV, Inc. dated August 22, 2011 (Portions of such exhibit are treated as confidential pursuant to a request for confidential treatment filed with the Commission by the Company.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIBAND CORPORATION

September 20, 2011	By:	/s/ James L. Mandel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Master System Operator Agreement by and between the Company and DIRECTV, Inc. dated August 22, 2011 (Portions of such exhibit are treated as confidential pursuant to a request for confidential treatment filed with the Commission by the Company.)